AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment to Securities Purchase Agreement (this “Amendment”) is dated as of March 1, 2024 and is made as a deed by and among SEALSQ CORP, a British Virgin Islands company with registration number 2095496, (the “Company”), and the purchasers identified on the signature pages hereto (together with its successors and assigns, the “Investors”), amends that certain Securities Purchase Agreement (the “Initial Purchase Agreement”) by and among the Company and the Investors, dated as of July 11, 2023, as amended by the Amendment to Securities Purchase Agreement dated as of January 9, 2024 (the “Prior Amendment” and the Initial Purchase Agreement as amended by the Prior Amendment, the “Purchase Agreement”). The Company and the Investors are sometimes each individually referred to herein as a “Party” and collectively as the “Parties.” All capitalized words and terms not otherwise defined herein shall have the meaning given to those terms in the Purchase Agreement. It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

WHEREAS, the Parties desire to change the terms and conditions relating to the Third Tranche Closing, the Third Tranche Notes and Third Tranche Warrants, and provide for a fourth and fifth tranche of funding, as more specifically provided in this Amendment.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investors hereby agreed to amend the Purchase Agreement as follows:

1.                  All references in the Registration Rights Agreement and in any other Transaction Documents to the “Purchase Agreement” shall, from and after the effective date of this Amendment, be to the Initial Purchase Agreement as amended by the Prior Amendment and further amended by this Amendment.

2.                  All references in the Transaction Documents for the Third Tranche Closing to the Fixed Conversion Price and Exercise Price shall be set as $5.50.

3.                  All references in the Transaction Documents for the Third Tranche Closing to the Floor Price shall be set as $0.55.

4.                  All references in the Transaction Documents for the Third Tranche Closing to the Variable Conversion Price shall be set as 93% of the lowest daily VWAP of the Ordinary Shares during the ten Trading Day period ending on the Trading Day immediately prior to delivery or deemed delivery of the applicable Conversion Notice.

5.                  The Parties agree that the aggregate Principal Amount of the Third Tranche Notes is $10,000,000.00 for an aggregate Subscription Amount of $9,750,000.00, representing $5,000,000.00 in Principal Amount and $4,875,000.00 in Subscription Amount as to the Lead Investor, as defined, and the same amounts for one or more other Investors (the “Other Investor”).

6.                  The number of Third Tranche Warrant Shares shall be determined by dividing 30% of the Principal Amount by the VWAP as of the date prior to the date of funding of the applicable Subscription Amount.

7.                  The Purchase Agreement is hereby amended, and the Parties hereby agree, to provide for a fourth and fifth tranche of funding under the Purchase Agreement, subject in all cases to the consent of the Company and the Investors for each tranche (as applicable, the “Fourth Tranche Closing” and the “Fifth Tranche Closing”) having substantially identical terms and conditions as the Third Tranche Closing as amended hereby (including mutual consent of the Parties and the effectiveness of the Resale Registration Statement covering the Registrable Securities underlying the Third Tranche Notes and Third Tranche Warrants as to the Fourth Tranche Closing, and the Registrable Securities underling the Fourth Tranche Notes and Fourth Tranche Warrants as to the Fifth Tranche Closing), and in the case of each of the Fourth Tranche Closing and the Fifth Tranche Closing with a maximum aggregate Principal Amount of Notes of up to $10,000,000.00 issued at the Fourth Tranche Closing and the Fifth Tranche Closing, as applicable, having substantially similar terms as the Third Tranche Notes as amended hereby (the “Fourth Tranche Notes” or the “Fifth Tranche Notes” as applicable), and a maximum aggregate Subscription Amount of up to $9,750,000 for the Fourth Tranche Closing and the Fifth Tranche Closing, as applicable. The number of Warrant Shares underlying each of the Warrants issuable in the Fourth Tranche Closing and the Fifth Tranche Closing, which Warrants shall have substantially identical terms to the Third Tranche Warrants as amended hereby (the “Third Tranche Warrants”) will be determined by dividing 30% of the Principal Amount of Fourth Tranche Notes and the Fifth Tranche Notes by the VWAP as of the date prior to the date of Fourth Tranche Closing (the “Fourth Tranche Closing Date”) and the Fifth Tranche Closing (the “Fifth Tranche Closing Date”), as applicable. For the avoidance of doubt, notwithstanding anything herein to the contrary, the period for determining the Termination Date of the Fourth Tranche Warrants and the Fifth Tranche Warrants and the Maturity Date of the Fourth Tranche Notes and the Fifth Tranche Notes will commence on the Fourth Tranche Closing Date and the Fifth Tranche Closing Date, respectively. The occurrence of the Fourth Tranche Closing and the Fifth Tranche Closing will be subject to the same terms and conditions, including conditions precedent, as the Third Tranche Closing including the mutual consent of the Parties, except that the date of any applicable closing conditions or deliverables shall be based on the Fourth Tranche Closing Date and the Fifth Tranche Closing Date, as applicable.

8.                  The Lead Investor and the Other Investor shall each have the right to participate up to 50% (up to $5,000,000.00 in Principal Amount if an applicable tranche is fully funded) of the funded amount in each of the Third Tranche Closing, Fourth Tranche Closing and Fifth Tranche Closing.

9.                  The Registration Rights Agreement is hereby amended and restated to revise Section 2(d) thereto to read as follows: “(d) Within 30 Trading Days after the Third Tranche Closing (the “Third Tranche Filing Date”), the Company shall file with the SEC a Registration Statement on Form F-1 or F-3, or any successor form covering the sale of all of the Registrable Securities issuable under the Third Tranche Closing. Notwithstanding the foregoing, the Company shall use its commercially reasonable efforts to file such Registration Statement as soon as possible following the Third Tranche Closing.”

10.              The Registration Rights Agreement is hereby amended to add the following as a new Section 2(e) thereto to read as follows: “(e) Within 20 Trading Days after the Fourth Tranche Closing (the “Fourth Tranche Filing Date”), the Company shall file with the SEC a Registration Statement on Form F-1 or F-3, or any successor form covering the sale of all of the Registrable Securities issuable under the Fourth Tranche Closing.”

11.              The Registration Rights Agreement is hereby amended to add the following as a new Section 2(f) thereto to read as follows: “(f) Within 20 Trading Days after the Fifth Tranche Closing (the “Fifth Tranche Filing Date”), the Company shall file with the SEC a Registration Statement on Form F-1 or F-3, or any successor form covering the sale of all of the Registrable Securities issuable under the Fifth Tranche Closing.”

12.              Section 3(a) of the Registration Rights Agreement is hereby amended to delete the following proviso immediately after defining “Effectiveness Period” that states “(provided that before filing a Registration Statement or any amendment or supplement thereto, the Company will, at least three Trading Days prior to making any such filing, furnish to each Investor copies of the Registration Statement, as amended if applicable and any response letter to the Staff of the SEC proposed to be filed (excluding any information for which confidential treatment is sought).”, and replacing it with the following: “(provided that before filing a Registration Statement or any amendment or supplement thereto, the Company will at least three Trading Days prior to making any such filing it shall furnish to each Investor a copy of the Registration Statement, as amended or supplemented if applicable and, promptly furnish such Investor a copy of any response letter or other correspondence to the Staff of the SEC proposed to be filed or submitted, and provide each Investor with a reasonable opportunity to review and provide comments or input on such Registration Statement and response letter or other correspondence, and address such comments or input so received from such Investor in good faith, prior to filing or submitting such documents. Notwithstanding anything to the contrary set forth herein, each Investor shall have the ability to approve, prior to filing or submission of any of the foregoing materials, any disclosure or communication with the SEC which directly relates to such Investor and its sale of Registrable Securities; and that for purposes of the Registration Rights Agreement, any requirement on the part of the Company to provide, furnish copies of, notify and give an opportunity to provide comments or input regarding the Registration Statement, amendments, supplements, correspondence or other documents and communications to or with the SEC relating to the Registration Statement or otherwise contemplated by this Agreement to each Investor shall be deemed to include the Investor’s legal counsel, in addition to such Investor itself.)”

13.              Provided that no Event of Default has occurred and all Equity Conditions have been satisfied, and subject to the waiver by the Company, each Investor agrees that it shall use its commercially reasonable efforts to not sell Conversion Shares or Warrant Shares in a weekly quantity in excess of 10% of the average weekly trading volume individually as to each Investor, of the Ordinary Shares on the Trading Market in the current calendar week; provided, that the provisions of this Section 13 shall not apply to any Conversion Shares received by a Holder pursuant to any Prepayment Conversion Rights or Mandatory Prepayments under the Notes for the 20 Trading Day period following the receipt of any such Conversion Shares. Each Investor will, within five Trading Days after the end of each month, provide a monthly report to the Company of all sales of the Company’s Ordinary Shares for the preceding month within ranges of 2%. This Section 13 shall apply only to the Third Tranche Securities and, if applicable, the Fourth Tranche Securities and the Fifth Tranche Securities, and not to the First Tranche Securities or Second Tranche Securities. This Section 13 supersedes Section 8 of the Prior Amendment solely with respect to the Third Tranche Securities. For the avoidance of doubt, the parties hereby agree that Section 8 of the Prior Amendment is still in effect with respect to the Second Tranche Securities.

14.              The Company represents and warrants that there are no Shareholder Approval Requirements or other requirements or actions required by the Rules of the Principal Market resulting from the Third Tranche Closing that have not been met by the Company as of the date of this Amendment.

15.              The permitted uses of proceeds from the Third Tranche Closing, Fourth Tranche Closing and/or Fifth Tranche Closing will include the Company to repaying up to a maximum total of $5 million of intercompany debt as described in Schedule 4.9 of the Purchase Agreement.

16.              The Company has agreed to reimburse the Lead Investor for its legal fees and expenses, in connection with the Third Tranche Closing, in the amount of up to $15,000.

17.              Section 4.12(a) of the Purchase Agreement is hereby amended and restated to read as follows: “From the date hereof until the 12 month anniversary of the date of the Securities Purchase Agreement, upon any issuance by the Company or any of its Subsidiaries of Ordinary Shares or Ordinary Share Equivalents for cash consideration, Indebtedness or a combination of units therefore (a “Subsequent Financing”), each Purchaser shall have the right to participate up to an amount of the Subsequent Financing equal to 7.5% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. Provided, however, that a single fixed price private placement offering (“PIPE”) of Ordinary Shares or Ordinary Share Equivalents providing for subsequent registration of the sale of the Ordinary Shares (if sold) and having a price per Ordinary Share no lower than the equivalent conversion price available to the Lead Investor on the date of signature of the PIPE investment agreement (taking into account and giving effect to the issuance of Ordinary Shares underlying Ordinary Share Equivalents in a similar manner as set forth in the adjustment provisions of the Notes and Warrants) and minimum gross proceeds of at least $500,000.00 shall not be included in the definition of “Subsequent Financing.” or avoidance of doubt, if there are more than two Investors, the Participation Maximum for the Investors in total shall not exceed 15%.”

18.              Each Investor waives the requirement for the Company to comply with Section 4.17(b) of the Purchase Agreement solely as a condition to the Third Tranche Closing.

19.              This Amendment shall be effective as of the date hereof upon the execution and delivery of same by each of the Parties and shall apply only to the Third Tranche Closing and the Third Tranche Securities, the Fourth Tranche Closing and the Fourth Tranche Securities, and the Fifth Tranche Closing and the Fifth Tranche Closing as applicable.

20.              Except as specifically set forth in this Amendment, there are no other amendments to the Purchase Agreement and all of the other forms, terms and provisions of the Purchase Agreement shall remain unmodified and in full force and effect. Further, the Parties hereby acknowledge that no penalties or fees are currently due by the Company under the terms of the Purchase Agreement or any of the other Transaction Documents.

21.              Each of the Parties hereby represents and warrants that as of the date hereof, after giving effect to this Amendment (the terms of which shall not constitute an Event of Default), no Event of Default exists and is continuing.

22.              Each of the Lead Investor and the Other Investor, severally and not jointly, (A) represents and warrants to the Company that (i) it has not, directly or indirectly, communicated with the other concerning any investments into the Company and has no agreements or understandings to purchase or sell any underlying common stock of the Company with the other including Conversion Shares or Warrant Shares in the future, (ii) at all times, the Placement Agent has communicated with the Lead Investor and the Other Investor separately and independently, and (iii) the Investors do not constitute a “group” as that term is used under Section 13(d) of the Exchange Act; and (B) covenants and agrees not to take a position to the contrary to the foregoing. The Company, (i) based solely (x) on the representations and warranties of each of the Lead Investor and the Other Investor and (y) on the covenant and agreement of each of the Lead Investor and the Other Investor not to take a position contrary to the foregoing and (ii) without any independent investigation or inquiry, acknowledges the position of the Investors that they do not constitute a “group” (as that term is used under Section 13(d) of the Exchange Act).

23.              Section 5.9 of the Purchase Agreement (Governing Law) shall be applicable to this Amendment.

24.              This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and the Investors has caused this Amendment to be effective and signed in its name effective as a deed as of the date set forth above.

Executed and delivered as a deed by
SEALSQ CORP
Acting by its duly authorized representatives

By:	/s/ Carlos Moreira
	Name:	Carlos Moreira
	Title:	Chief Executive Officer

By:	/s/ John O’Hara
	Name:	John O’Hara
	Title:	Chief Financial Officer

Executed and delivered by
L1 CAPITAL GLOBAL OPPORTUNITIES MASTER FUND, LTD. (the “Lead Investor”)
Acting by its duly authorized representatives

By:	/s/ David Feldman
	Name:	David Feldman
	Title:	Director

Executed and delivered as a deed by
ANSON INVESTMENTS MASTER FUND LP
Acting by its duly authorized representatives

By:	/s/ Amin Nathoo
	Name:	Amin Nathoo
	Title:	Director